EXHIBIT 99.1

Veritiv Announces Fourth Quarter and

Full Year 2016 Financial Results

Reports Fiscal Year Net Income of $21.0 Million,

Diluted Earnings per Share of $1.30, and

Adjusted EBITDA of $192.2 Million

ATLANTA (March 14, 2017) — Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“Our full year 2016 results were in-line with expectations, despite a fourth quarter that was, as anticipated, challenging,” said Mary Laschinger, Chairman and CEO of Veritiv Corporation. “After a few successful years of integration, we look forward to the near completion of that work in 2017, which will set the stage for further financial improvement in 2018 and beyond.”

For the three months ended December 31, 2016, compared to the three months ended December 31, 2015:

•                  Net sales were $2.1 billion, a decrease of 3.7% from the prior year. Net sales declined 1.9% from the prior year, excluding the negative effect of foreign currency (0.2%) and one less shipping day (1.6%) in the fourth quarter of 2016.

•                  Net income was $4.2 million, compared to $10.1 million in the prior year. Integration and restructuring charges were $11.5 million in the 2016 fourth quarter and $9.0 million in the prior year quarter.

•                  Basic and diluted earnings per share were $0.26 compared to $0.63 in the prior year quarter.

•                  Adjusted EBITDA was $50.1 million, a decrease of 4.2% from the prior year.

•                  Adjusted EBITDA as a percentage of net sales was 2.4%, unchanged from the prior year.

For the year ended December 31, 2016:

•                  Net sales were $8.3 billion, a decrease of 4.5% from the prior year. Net sales declined 4.4% from the prior year, excluding the negative effect of foreign currency (0.5%) and the positive effect of one more shipping day (0.4%) in 2016.

•                  Net income was $21.0 million, compared to $26.7 million in the prior year. Integration and restructuring charges were $38.3 million in 2016 and $46.2 million in the prior year.

•                  Basic and diluted earnings per share were $1.31 and $1.30, respectively, compared to $1.67 for both measures in the prior year.

•                  Adjusted EBITDA was $192.2 million, an increase of 5.6% from the prior year.

•                  Adjusted EBITDA as a percentage of net sales was 2.3%, an increase of 20 basis points from the prior year.

“We were able to improve revenue performance throughout 2016, and our full year Adjusted EBITDA came in at the high end of our guidance range, despite a year-over-year decrease in the fourth quarter,” said Stephen Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation.  “Continued success in our integration efforts and strong free cash flow for the year enabled us to achieve synergies and significantly lower our debt levels, leaving us well-positioned for 2017.”

Veritiv Corporation will host a live conference call and webcast today, March 14, 2017, at 10 a.m. (ET) to discuss its fourth quarter and full year 2016 financial results and full year 2017 guidance. To participate, callers within the U.S. and Canada can dial (877) 201-0168, and international callers can dial (647) 788-4901, both using conference ID number 51463145.  Interested parties can also listen online at ir.veritivcorp.com. A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding GAAP and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a leading North American business-to-business distributor of print, publishing, packaging, and facility solutions; and also a provider of logistics and supply chain management services. Serving customers in a wide range of industries, the Company has approximately 170 operating distribution centers throughout the U.S., Mexico and Canada, and employs approximately 8,700 team members that help shape the success of its customers.  For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under “Risk Factors” in our Annual Report on Form 10-K and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to collect trade receivables from customers to whom we extend credit; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and union disputes; loss of significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the anticipated synergies, cost savings and growth opportunities from the Merger, our ability to integrate the xpedx business with the Unisource business, the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration, and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net sales	$2,119.4	$2,200.7	$8,326.6	$8,717.7
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,740.2	1,804.3	6,826.4	7,160.3
Distribution expenses	129.9	131.8	505.1	521.8
Selling and administrative expenses	210.3	218.2	826.2	853.9
Depreciation and amortization	14.2	14.4	54.7	56.9
Integration expenses	6.3	6.3	25.9	34.9
Restructuring charges	5.2	2.7	12.4	11.3
Operating income	13.3	23.0	75.9	78.6
Interest expense, net	6.4	7.2	27.5	27.0
Other expense, net	1.3	3.0	7.6	6.7
Income before income taxes	5.6	12.8	40.8	44.9
Income tax expense	1.4	2.7	19.8	18.2
Net income	$4.2	$10.1	$21.0	$26.7

Earnings per share:
Basic earnings per share	$0.26	$0.63	$1.31	$1.67
Diluted earnings per share	$0.26	$0.63	$1.30	$1.67

Weighted average shares outstanding:
Basic	15.87	16.00	15.97	16.00
Diluted	16.21	16.00	16.15	16.00

VERITIV CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash	$69.6	$54.4
Accounts receivable, less allowances of $34.5 and $33.3, respectively	1,048.3	1,037.5
Related party receivable	3.9	3.9
Inventories	707.9	720.6
Other current assets	118.9	108.8
Total current assets	1,948.6	1,925.2
Property and equipment (net of depreciation and amortization of $292.8 and $263.0, respectively)	371.8	363.7
Goodwill	50.2	50.2
Other intangibles, net	21.0	30.2
Deferred income tax assets	61.8	73.3
Other non-current assets	30.3	34.3
Total assets	$2,483.7	$2,476.9
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$654.1	$565.1
Related party payable	9.0	10.7
Accrued payroll and benefits	84.4	120.5
Other accrued liabilities	102.5	100.4
Current maturities of long-term debt	2.9	2.8
Financing obligations to related party, current portion	14.9	14.7
Total current liabilities	867.8	814.2
Long-term debt, net of current maturities	749.2	800.5
Financing obligations to related party, less current portion	176.1	197.8
Defined benefit pension obligations	27.6	28.7
Other non-current liabilities	121.2	105.6
Total liabilities	1,941.9	1,946.8
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized, 16.0 million shares issued; shares outstanding - 15.7 million and 16.0 million at December 31, 2016 and 2015, respectively	0.2	0.2
Additional paid-in capital	574.5	566.2
Accumulated earnings (deficit)	19.7	(1.3)
Accumulated other comprehensive loss	(39.0)	(35.0)
Treasury stock at cost - 0.3 million shares in 2016	(13.6)	—
Total shareholders’ equity	541.8	530.1
Total liabilities and shareholders’ equity	$2,483.7	$2,476.9

VERITIV CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2016	2015
Operating activities
Net income	$21.0	$26.7
Depreciation and amortization	54.7	56.9
Amortization and write-off of deferred financing fees	5.6	4.4

Net losses (gains) on dispositions of property and equipment	(0.8)	0.5
Goodwill and long-lived asset impairment charges	7.7	5.9
Provision for allowance for doubtful accounts	2.2	7.4
Deferred income tax provision	11.1	14.9
Stock-based compensation	8.3	3.8
Other non-cash items, net	3.7	2.0
Changes in operating assets and liabilities
Accounts receivable and related party receivable	(14.7)	53.4
Inventories	13.1	(62.0)
Other current assets	(11.4)	1.0
Accounts payable and related party payable	69.9	(8.4)
Accrued payroll and benefits	(40.9)	10.5
Other accrued liabilities	(3.6)	(7.1)
Other	14.3	3.1
Net cash provided by operating activities	140.2	113.0
Investing activities
Property and equipment additions	(41.0)	(44.4)
Proceeds from asset sales	6.6	0.3
Net cash used for investing activities	(34.4)	(44.1)
Financing activities
Change in book overdrafts	18.9	(5.8)
Borrowings of long-term debt	4,555.8	4,661.9
Repayments of long-term debt	(4,625.9)	(4,708.9)
Payments under equipment capital lease obligations	(3.2)	(3.8)
Payments under financing obligations to related party	(19.9)	(13.8)
Deferred financing fees	(2.0)	—
Purchase of treasury stock	(13.6)	—
Net cash used for financing activities	(89.9)	(70.4)
Effect of exchange rate changes on cash	(0.7)	(1.7)
Net change in cash	15.2	(3.2)
Cash at beginning of period	54.4	57.6
Cash at end of period	$69.6	$54.4
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$11.6	$1.9
Cash paid for interest	20.6	21.7
Non-cash investing and financing activities
Non-cash additions to property and equipment	$20.8	$4.0

Non-GAAP Measures

We supplement our financial information prepared in accordance with GAAP with certain non-GAAP measures including  Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, stock-based compensation expense, LIFO (income) expense, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, integration expenses, fair value adjustments on the contingent liability associated with the Tax Receivable Agreement (“TRA”) and certain other adjustments) because we believe investors commonly use Adjusted EBITDA  as a key financial metric for valuing companies. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating “Consolidated EBITDA”, as defined in the facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA is not an alternative measure of financial performance under GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$4.2	$10.1	$21.0	$26.7
Interest expense, net	6.4	7.2	27.5	27.0
Income tax expense	1.4	2.7	19.8	18.2
Depreciation and amortization	14.2	14.4	54.7	56.9
EBITDA	26.2	34.4	123.0	128.8
Restructuring charges	5.2	2.7	12.4	11.3
Stock-based compensation	1.1	0.8	8.3	3.8
LIFO (income) expense	6.3	0.5	3.6	(7.3)
Non-restructuring asset impairment charges	3.7	2.1	7.7	2.6
Non-restructuring severance charges	0.7	1.4	3.1	3.3
Non-restructuring pension charges	0.1	—	2.4	—
Integration expenses	6.3	6.3	25.9	34.9
Fair value adjustment on TRA contingent liability	0.1	2.0	4.9	1.9
Other	0.4	2.1	0.9	2.7
Adjusted EBITDA	$50.1	$52.3	$192.2	$182.0

Net sales	$2,119.4	$2,200.7	$8,326.6	$8,717.7
Adjusted EBITDA as a % of net sales	2.4%	2.4%	2.3%	2.1%

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451 Media: Ed Patterson, 770-391-8244